         As filed with the Securities and Exchange Commission on April 5, 2000

                                               Registration No. 333-____________

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  GLIATECH INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      34-1587242
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                 23420 Commerce Park Road, Cleveland, Ohio 44122
           (Address of Principal Executive Offices Including Zip Code)

                   AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                            (Full Title of the Plan)

                           Thomas O. Oesterling, Ph.D.
                             Chief Executive Officer
                                  Gliatech Inc.
                            23420 Commerce Park Road
                              Cleveland, Ohio 44122
                     (Name and Address of Agent For Service)

                                 (216) 831-3200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)           Price Per Share          Offering Price           Fee (2)
============================================================================================================================
Common Stock, $0.01 par    850,000                  $16.47                   $13,999,500              $3,695.87
value per share (3)
============================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional common stock, $0.01 par value per share, as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated 1989 Stock Option Plan (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Stock Market, Inc. on March 31, 2000, within five business days prior to filing.

(3) Each share of common stock includes one preferred share purchase right (the "Right"). Each Right, when exercisable, entitles the holder to purchase one one-hundredth of a share of the registrant's Series A Participating Preferred Stock. Such Rights are not currently exercisable or transferrable independently of the common stock. The terms of the Rights are described in the registration statement on Form 8-A as filed with the Securities and Exchange Commission by the Registrant on July 2, 1997, as amended as of November 19, 1999.



                         Exhibit Index Appears on Page 2

Incorporation by Reference

The contents of the registration statement on Form S-8 (Registration No. 333-00406) as filed with the Securities and Exchange Commission on January 18, 1996, as amended by Form S-8 (Registration No. 333-27477) as of May 20, 1997, to register shares of common stock, $0.01 par value per share (the "Common Stock"), of Gliatech Inc., a Delaware corporation (the "Company") to be issued under the Amended and Restated 1989 Stock Option Plan (the "Plan") of the Company, are hereby incorporated herein by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 850,000 shares of Common Stock under such Plan.

Item 8.  Exhibits



   Exhibit                               Exhibit
    Number                             Description
    ------                             -----------

     4(a) Second Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-8 (Reg. No. 333-00406).

     4(b) Amended and Restated By-laws is hereby incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-8 (Reg. No. 333-00406).

     4(c) Amended and Restated 1989 Stock Option Plan is hereby incorporated by reference to Exhibit A of the Company's Schedule 14A as filed with the Securities and Exchange Commission on April 12, 1999 (File No.
                000-20096)

     4(d) Seventh Amended and Restated Rights of First Refusal, Co-Sale and Registration Rights Agreement is incorporated herein by reference to Exhibit 4.8 of the Registration Statement on Form S-1 (Reg. No. 33-96460).

     4(e) Rights Agreement, dated as of July 1, 1997, by and between Gliatech Inc. and American Stock Transfer & Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (File No. 000-20096).

     4(f) Amendment No. 1 to the Rights Agreement, dated November 17, 1999, by and between Gliatech Inc. and American Stock Transfer and Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 8-A/A (File No. 000-20096).

      5         Opinion of Jones, Day, Reavis & Pogue.

    23(a)       Consent of Ernst & Young LLP.

    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.

      24        Power of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 5th day of April 2000.

                          GLIATECH INC.



                          By:      /S/ RODNEY E. DAUSCH
                                   -----------------------------------
                                   Rodney E. Dausch, Executive Vice President,
                                   Chief Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                Signature                                    Title                                    Date
                ---------                                    -----                                    ----
        *                                   Chairman of the Board, Chief Executive                April 5, 2000
------------------------------------
Thomas O. Oesterling Ph.D.                  Officer, (Principal Executive Officer)
                                            and Director
/S/ RODNEY E. DAUSCH                        Executive Vice President and Chief                    April 5, 2000
------------------------------------
Rodney E. Dausch                            Financial Officer (Principal Financial
                                            and Accounting Officer)
        *                                   Director                                              April 5, 2000
------------------------------------
Robert P. Pinkas
        *                                   Director                                              April 5, 2000
------------------------------------
Theodore E. Haigler, Jr.
        *                                   Director                                              April 5, 2000
------------------------------------
Ronald D. Henriksen
        *                                   Director                                              April 5, 2000
------------------------------------
Irving S. Shapiro
        *                                   Director                                              April 5, 2000
------------------------------------
John L. Ufheil
        *                                   Director                                              April 5, 2000
------------------------------------
William A. Clarke


         * Rodney E. Dausch, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.


April 5, 2000              By:      /S/ RODNEY E. DAUSCH
                                    -----------------------------------
                                    Rodney E. Dausch, Executive Vice President,
                                    Chief Financial Officer and Secretary

                                  EXHIBIT INDEX



   Exhibit                                Exhibit
    Number                              Description
    ------                              -----------


     4(a) Second Restated Certificate of Incorporation is hereby incorporated by reference to Exhibit 4(a) of the Registration Statement on Form S-8 (Reg. No. 333-00406).

     4(b) Amended and Restated By-laws is hereby incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-8 (Reg. No. 333-00406).

     4(c) Amended and Restated 1989 Stock Option Plan is hereby incorporated by reference to the Company's Schedule 14A as filed with the Securities and Exchange Commission on April 12, 1999 (File No. 000-20096).

     4(d) Seventh Amended and Restated Rights of First Refusal, Co-Sale and Registration Rights Agreement is incorporated herein by reference to Exhibit 4.8 of the Registration Statement on Form S-1 (Reg. No. 33-96460).

     4(e) Rights Agreement, dated as of July 1, 1997, by and between Gliatech Inc. and American Stock Transfer & Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (File No. 000-20096).

     4(f) Amendment No. 1 to the Rights Agreement, dated November 17, 1999, by and between Gliatech Inc. and American Stock Transfer and Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement on Form 8-A/A (File No. 000-20096).

      5         Opinion of Jones, Day, Reavis & Pogue.

    23(a)       Consent of Ernst & Young LLP.

    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.

      24        Power of Attorney.